1 EXHIBIT 10.12 FIRST AMENDMENT TO THE FEDERAL SIGNAL CORPORATION EXECUTIVE INCENTIVE PERFORMANCE PLAN AS AMENDED AND RESTATED This First Amendment to the Federal Signal Executive Incentive Performance Plan, As Amended and Restated (the “EIPP”) was approved by the Compensation and Benefits Committee of the Board of Directors of Federal Signal Corporation (the “Committee”) on July 24, 2017. WHEREAS, Federal Signal Corporation (the “Company”) maintains the EIPP; WHEREAS, the Committee (the “Board”) now deems it desirable to amend the EIPP in certain respects; and WHEREAS, this First Amendment of the EIPP shall supersede and amend the provision of the EIPP set forth below in its entirety. NOW THEREFORE, by virtue and in the exercise of the powers reserved to the Committee, under Section 8.1 of the EIPP, the EIPP is hereby amended in the following respects: 1. Section 7.2 of the Plan is amended in its entirety to read as follows: 7.2. Withholding Taxes. The Company has the right to deduct from all payments or awards under this Plan any taxes in compliance with applicable tax withholding requirements, if any. In no event shall the amount of such tax withholding exceed the maximum statutory tax rates (or such other rate as would not trigger a negative accounting impact), as determined by the Company in its sole discretion. * * * Except as modified by this First Amendment, all terms and provisions of the EIPP shall remain in full force and effect.